Exhibit 10.4

Exhibit 10.4

ADVISORY AGREEMENT

AMONG

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.,
BLUEROCK ENHANCED MULTIFAMILY HOLDINGS, LP,
AND BLUEROCK ENHANCED MULTIFAMILY ADVISOR, LLC

TABLE OF CONTENTS
1. Definitions	1
2. Appointment	7
3. Duties of the Advisor	7
4. Authority of Advisor	10
5. Bank Accounts	10
6. Records; Access	11
7. Limitations on Activities	11
8. Relationship with Director	11
9. Fees	11
10. Expenses	13
11. Other Services	14
12. Reimbursement to the Advisor	15
13. Business Combination	15
14. Other Activities of the Advisor	16
15. The Bluerock Name	16
16. Term of Agreement	17
17. Termination by the Parties	17
18. Assignment to an Affiliate	17
19. Payments to and Duties of Advisor Upon Termination	17
20. Indemnification by the Company and the Operating Partnership	18
21. Indemnification by Advisor	19
22. Nonsolicitation	19
23. Notices	19
24. Modification	20
25. Severability	20

26. Construction	20
27. Entire Agreement	20
28. Indulgences, Not Waivers	21
29. Gender	21
30 . Titles Not to Affect Interpretation	21
31. Execution in Counterparts	21

ADVISORY AGREEMENT

     THIS ADVISORY AGREEMENT (this “Agreement”), dated as of the [•] day of [•], 2009 (the “Effective Date”), is entered into by and among Bluerock Enhanced Multifamily Trust, Inc., a Maryland corporation (the “Company”), Bluerock Enhanced Multifamily Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), and Bluerock Enhanced Multifamily Advisor, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

     WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

     WHEREAS, the Company is the general partner, and its wholly owned subsidiary, Bluerock REIT Holdings, LLC, is the sole limited partner of the Operating Partnership, and the Company intends to conduct all of its business and make all Investments through the Operating Partnership;

     WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein; and

     WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

     Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.

     Acquisition Fee. The term “Acquisition Fee” shall mean the fees payable to the Advisor pursuant to Section 9(a).

     Advisor. Advisor shall mean Bluerock Enhanced Multifamily Advisor, LLC, a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any Person to which Bluerock Enhanced Multifamily Advisor, LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by Bluerock Enhanced Multifamily Advisor, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of Bluerock Enhanced Multifamily Advisor, LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

     Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

     Articles of Incorporation. The Articles of Incorporation of the Company, as amended from time to time.

     Asset Management Fee. The term “Asset Management Fee” shall mean the fees payable to the Advisor pursuant to Section 9(e).

     Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Investments before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     Board of Directors or Board. The individuals holding such office, as of any particular time, under the Articles of Incorporation, whether they be the Directors named therein or additional or successor Directors.

     Bylaws. The bylaws of the Company, as amended and as the same are in effect from time to time.

     Cause. With respect to the termination of this Agreement, fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by the Advisor, or a material breach of this Agreement by the Advisor.

     Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

     Company. Company shall mean Bluerock Enhanced Multifamily Trust, Inc., a Maryland corporation.

     Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

     Contract Sales Price. The total consideration stated in an agreement for the sale of an Investment.

     Dealer Manager. Select Capital Corporation, or such other Person or entity selected by the Board to act as the dealer manager for the Offering.

     Dealer Manager Fee. 2.6% of Gross Proceeds from the sale of Shares in the Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Offering.

     Director. A member of the Board of Directors of the Company.

     Disposition Fee. The term “Disposition Fee” shall mean the fees payable to the Advisor pursuant to Section 9(d).

     Distributions. Any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for federal income tax purposes.

     Effective Date. Effective Date shall have the meaning set forth in the preamble.

     Excess Amount. Excess Amount shall have the meaning set forth in Section 12.

     Expense Year. Expense Year shall have the meaning set forth in Section 12.

     Financing Fee. The term “Financing Fee” shall mean the fees payable to the Advisor pursuant to Section 9(g).

     FINRA. The Financial Industry Regulatory Authority.

     Funds From Operations. As defined by the National Association of Real Estate Investment Trusts, Funds From Operations means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest.

     GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

     Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through all Offerings, without deduction for any Organization and Offering

Expenses or volume discounts. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Participating Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

     Indemnitee. The terms “Indemnitee” and “Indemnitees” shall have the meaning set forth in Section 20.

     Independent Director. Independent Director shall have the meaning set forth in the Articles of Incorporation.

     Invested Capital. The original issue price paid for the Shares reduced by prior Distributions from the sale or financing of the Investments.

     Investments. Any investments by the Company or the Operating Partnership in Real Estate Assets, Real Estate-Related Loans or any other asset.

     Joint Ventures. The joint venture or partnership arrangements (other than with the Operating Partnership) in which the Company or any of its subsidiaries is a co-venturer or general partner which are established to own Investments.

     Listing. The listing of the Shares on a national securities exchange or the receipt by the Stockholders of securities that are listed on a national securities exchange in exchange for the Company’s common stock. Upon such Listing, the Shares shall be deemed “Listed.”

     Loans. Any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

     NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as may be amended from time to time.

     Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

     Offering. The public offering of Shares pursuant to a Prospectus.

     Operating Partnership. Operating Partnership shall mean Bluerock Enhanced Multifamily Holdings, L.P., a Delaware limited partnership.

     Operating Partnership Agreement. The Operating Partnership Agreement between the Company and Bluerock REIT Holdings, LLC.

     OP Units. Units of limited partnership interest in the Operating Partnership.

     Organization and Offering Expenses. Organization and Offering Expenses means all organization and offering expenses as defined by Rule 2810 promulgated by FINRA to be paid by the Company in connection with the Offering, including: (a) all actual, incurred issuer expenses, as defined by FINRA Rule 2810(b)(4)(C)(i), including legal, accounting, printing, mailing, technology, filing fees, charges of the escrow holder and transfer agent, charges of the Advisor or its Affiliates for administrative services related to the issuance of Shares in the Offering and amounts to reimburse costs in connection with preparing supplemental sales materials and reimbursements for actual costs incurred for travel, meals and lodging by employees of the Advisor and its Affiliates to attend retail seminars hosted by broker-dealers or bona fide training and education meetings hosted by the Advisor or its Affiliates; (b) and all items of underwriting compensation as defined by FINRA Rule 2310, including Selling Commissions, the Dealer Manager Fee and (i) amounts used to reimburse FINRA-registered personnel of the Dealer Manager for actual costs incurred for travel, meals and lodging to attend retail seminars sponsored by Participating Dealers; (ii) sponsorship fees for seminars sponsored by Participating Dealers, (iii) amounts used to reimburse FINRA-registered personnel of the Dealer Manager and Participating Dealers for the actual costs incurred for travel, meals and lodging in connection with attending bona fide training and education meetings hosted by the Company, the Advisor or its Affiliates, (iv) amounts used to reimburse the Dealer Manager for legal fees and expenses, and (v) customary promotional items, and (c) reimbursement of bona fide due diligence expenses to the Dealer Manager or a Participating Dealer that are supported by a detailed and itemized invoice.

     Origination Fee. The term “Origination Fee” shall mean the fees payable to the Advisor pursuant to Section 9(b).

     Oversight Fee. The term “Oversight Fee” shall mean the fees payable to the Advisor pursuant to Section 9(f).

     Participating Dealers. Securities broker-dealers who are registered with the Securities and Exchange Commission and members of FINRA, or who are exempt from broker-dealer registration, and who, in either case, have executed participating dealer or other agreements with the Dealer Manager to sell Shares.

     Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

     Primary Offering. The portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.

     Property Management Fee. The term “Property Management Fee” shall mean the fees payable to the Advisor pursuant to Section 9(f).

     Prospectus. A “Prospectus” under Section 2(10) of the Securities Act, including a preliminary Prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

     Real Estate Assets. Any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including, without limitation, fee or leasehold interests, options and leases) either directly or through a Joint Venture.

     Real Estate-Related Loans. Any investments in, or origination of, mortgage loans and other types of real estate-related debt financing, including, without limitation, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company or the Operating Partnership.

     Real Property. Real property owned from time to time by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the Board and the Advisor mutually designate as Real Property to the extent such investments could be classified as Real Property.

     REIT. A “real estate investment trust” under Sections 856 through 860 of the Code.

     Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property, Loan or other Investment or portion thereof, including the lease of any Real Property consisting of a building only, and including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; or (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Real Estate-Related Loans or portion thereof (including with respect to any Real Estate-Related Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

     Securities Act. The Securities Act of 1933, as amended.

     Selling Commission. 7.0% of Gross Proceeds from the sale of Shares in the Primary Offering payable to the Dealer Manager and reallowable to Participating Dealers with respect to Shares sold by them.

     Shares. The shares of the Company’s capital stock, par value $0.01 per share.

     Special Committee. The term “Special Committee” shall have the meaning as provided in Section 13(a).

     Sponsor. Sponsor shall mean Bluerock Real Estate, L.L.C, a Delaware limited liability company.

     Stockholders. The registered holders of the Shares.

     Termination Date. The date of termination of this Agreement.

     Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or its business, including asset management fees and other fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines, (vi) Acquisition Fees, Origination Fees and Acquisition Expenses and (vii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgages or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

     2%/25% Guidelines. 2%/25% Guidelines shall have the meaning set forth in Section 12.

     2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

     3. DUTIES OF THE ADVISOR. As of the Effective Date, the Advisor undertakes to use its best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation and Bylaws of the Company and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate:

      (a) serve as the Company’s and the Operating Partnership’s investment and financial advisor;

     (b) provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;

     (c) investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, registrar and transfer agent and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

     (d) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

     (e) subject to the provisions of Section 4 hereof, (i) participate in formulating an investment strategy and asset allocation framework, (ii) locate, analyze and select potential Investments, (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; (xii) recommend various liquidity events to the Board when appropriate and (xiii) source and structure Real Estate-Related Loans;

      (f) upon request, provide the Board with periodic reports regarding prospective investments;

      (g) make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

     (h) negotiate on behalf of the Company and the Operating Partnership with banks or lenders for Loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares or obtain Loans for the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;

     (i) obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;

     (j) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

      (k) provide the Company and the Operating Partnership with all necessary cash management services;

      (l) do all things necessary to assure its ability to render the services described in this Agreement;

     (m) deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;

      (n) notify the Board of all proposed material transactions before they are completed;

     (o) effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board;

      (p) perform investor-relations and Stockholder communications functions for the Company; and

     (q) maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies.

     Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Section 3.

4. AUTHORITY OF ADVISOR.

     (a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to perform the services described in Section 3.

     (b) Notwithstanding the foregoing, any investment in Real Estate Assets, including any financing thereof, will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

     (c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

     (d) The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Board not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.

     (e) The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

     5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

     6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

     7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT unless the Board has determined that REIT, qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and members, and the partners, directors, officers, members and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Directors or Stockholders for any act or omission by the Advisor, its directors, officers, employees, or members, and the partners, directors, officers, members or stockholders of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Section 20 of this Agreement.

     8. RELATIONSHIP WITH DIRECTORS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation.

      9. FEES.

     (a) Acquisition Fees. The Advisor shall receive an Acquisition Fee payable by the Company as compensation for services rendered in connection with the investigation, selection, sourcing, due diligence and acquisition (by purchase, investment or exchange) of Real Estate Assets or investments. The total Acquisition Fees payable to the Advisor or its Affiliates shall equal 1.75% of the purchase price. The purchase price of an Investment shall equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such Real Estate Asset or investment. The purchase price allocable for a joint venture investment shall equal the product of (i) the purchase price in the underlying Real Estate Asset and (ii) the Company’s ownership percentage in the joint venture. For purposes of this section, “ownership percentage” shall be the percentage of capital stock (or equivalent indicia of ownership) owned by the Company, without regard to classification of such capital stock. With respect to investments in and originations of Real Estate-Related Loans, the Company will pay the Advisor an Origination Fee in lieu of the Acquisition Fee. The Advisor shall submit an invoice to the Company following the closing or closings of each Real Estate Asset or Investment, accompanied by a computation of the Acquisition Fee. The Company shall pay the Acquisition Fee promptly following receipt of the invoice.

     (b) Origination Fees. As compensation for the investigation, selection, sourcing, due diligence and acquisition or origination of Real Estate-Related Loans, the Company shall pay an Origination Fee to the Advisor for each such acquisition or origination equal to 1.75% of the greater of (i) the amount funded by the Company to originate the Real Estate-Related Loan or (ii) the purchase price of any Real Estate-Related Loan that the Company acquires, including third-party expenses. The Company will not pay an Acquisition Fee with respect to any such Real Estate-Related Loan. The Company will not pay an Origination Fee to the Advisor with respect to any transaction pursuant to which the Company is required to pay the Advisor an Acquisition Fee. Notwithstanding anything herein to the contrary, the payment of Origination Fees by the Company shall be subject to the limitations on Acquisition Fees contained in the Company’s Articles of Incorporation. The Advisor shall submit an invoice to the Company following the closing or closings of each Real Estate-Related Loan, accompanied by a computation of the Origination Fee. The Company shall pay the Origination Fee to the Advisor promptly following receipt of the invoice.

     (c) Limitation on Total Acquisition Fees, Origination Fees and Acquisition Expenses. Pursuant to the NASAA REIT Guidelines, the total of all Acquisition Fees, Origination Fees and Acquisition Expenses payable in connection with any Investment shall not exceed 6.0% of the “contract purchase price,” as defined in the Articles of Incorporation, of the Investment acquired.

     (d) Disposition Fee. In connection with a Sale of an Investment (except for such Investments that are traded on a national securities exchange) in which the Advisor or any Affiliate of the Advisor provides a substantial amount of services, as determined by the Independent Directors, the Company shall pay to the Advisor or its Affiliate a Disposition Fee equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) 1.5% of the Contract Sales Price of such Investment. Any Disposition Fee payable under this Section 9(d) may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for the Sale of each Investment shall not exceed 6.0% of the Contract Sales Price. Substantial assistance in connection with a Sale may include the preparation of an investment package (for example, for a Sale, a package including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or other such substantial services performed in connection with a Sale.

     (e) Asset Management Fee. The Advisor shall receive the Asset Management Fee as compensation for services rendered in connection with the day-to-day management of the Company’s assets and operations. The Asset Management Fee shall be equal to a monthly fee of one-twelfth of 1%, of the higher of (A) the aggregate cost of each Investment the Company acquires, excluding Acquisition Fees and Acquisition Expenses but including any debt attributable to the asset (including debt encumbering the asset after its acquisition) and the outstanding principal amount of the Real Estate-Related Loans acquired or originated and other Investments, provided that, with respect to any Real Estate Assets developed, constructed or improved by the Company, cost for purposes herein shall include the amount expended by the company for such development, construction or improvement and (B) the fair market value of each Investment (before non-cash reserves, bad debt and depreciation) as determined by an independent valuation report, if available; provided, however, that 50% of the Asset Management Fee payable hereunder will not be paid until Stockholders have received Distributions in an amount equal to at least a 6.0% per annum cumulative, non-compounded return on Invested Capital, at which time all unpaid portions of the Asset Management Fee shall become due and payable). The Asset Management Fee will be based only on the portion of the cost or value attributable to the Company’s investment in an asset if the Company does not own all of an asset. The amount of the Asset Management Fee for each calendar month hereunder shall be calculated as of the last day of such month and shall be prorated for any partial month.

     (f) Property Management Fee. The Advisor or its Affiliate shall receive a Property Management Fee equal to 4.0% of the monthly gross revenues from any Real Property it manages, payable monthly. In the alternative, should the Company contract property management services for certain Real Properties to non-Affiliated third parties, the Advisor shall receive an Oversight Fee equal to 1.0% of monthly gross revenues of such Real Properties so managed.

     (g) Financing Fee. The Advisor shall receive a Financing Fee equal to 1.0% of the amount made available to the Company under any Loan made available to it. The Advisor may reallow some or all of this Financing Fee to reimburse third parties with whom it may subcontract to procure any such Loan.

     (h) Exclusion of Certain Transactions. In the event the Company or the Operating Partnership shall propose to enter into any transaction in which the Advisor, any Affiliate of the Advisor or any of the Advisor’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the members of the Board not otherwise interested in such transaction, including a majority of the Independent Directors.

10. EXPENSES.

     (a) In addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:

     (i) Organization and Offering Expenses other than the Selling Commission and the Dealer Manager Fee; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount of Organization and Offering Expenses paid by the Company and the Operating Partnership to exceed 15.0% of the Gross Proceeds raised as of the date of the reimbursement;

     (ii) Acquisition Expenses incurred in connection with the selection and acquisition of Investments subject to the aggregate 6.0% cap on Acquisition Fees, Origination Fees and Acquisition Expenses set forth in Section 9(c);

      (iii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor;

      (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

      (v) taxes and assessments on income of the Company or Investments;

      (vi) costs associated with insurance required in connection with the business of the Company or by the Board;

     (vii) expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

      (viii) all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

     (ix) expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;

      (x) expenses connected with payments of Distributions;

     (xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or any subsidiary thereof or the Articles of Incorporation or governing documents of any subsidiary;

     (xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

     (xiii) administrative service expenses (including (a) personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives Acquisition Fees, Origination Fees or Disposition Fees, and (b) the Company’s allocable share of other overhead of the Advisor such as rent and utilities); and

      (xiv) audit, accounting and legal fees.

     (b) Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 10 shall be reimbursed no less than monthly to the Advisor.

     (c) The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership during each quarter, and shall deliver such statement to the Company and the Operating Partnership within 45 days after the end of each quarter.

     11. OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

     12. REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses for the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

      13. BUSINESS COMBINATION.

     (a) Business Combination with Advisor. The Company shall consider becoming a self-administered REIT once the Company’s assets and income are, in the view of the Board, of sufficient size such that internalizing the management functions performed by the Advisor is in the best interests of the Company and the Stockholders. If the Board should make this determination in the future, the Company shall pay one-half, and the Advisor shall pay the other one-half, of the cost of an independent investment banking firm, which shall jointly advise the Company and the Advisor on the value of the Advisor. After the investment banking firm completes its analyses, the Company shall require it to prepare a written report and make a formal presentation to the Board. Following the presentation by the investment banking firm, the Board shall form a special committee (the “Special Committee”) comprised entirely of Independent Directors to consider a possible business combination with the Advisor. The Board shall, subject to applicable law, delegate all of its decision-making power and authority to the Special Committee with respect to matters relating to a possible business combination with the Advisor. The Special Committee also shall be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of the Advisor regarding a possible business combination with the Advisor.

     (b) Conditions to Completion of Business Combination with Advisor. Before the Company may complete any business combination with the Advisor in accordance with this Section 13, the following conditions shall be satisfied:

         (i) the Special Committee formed in accordance with Section 13(a) hereof receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by the Company and the Advisor to provide a valuation analysis in accordance with Section 13(a) hereof, concluding that the consideration to be paid to acquire the Advisor is fair to the Stockholders from a financial point of view;

         (ii) the Board determines that such business combination is advisable and in the best interests of the Company and the Stockholders; and

         (iii) such business combination is approved by the Stockholders entitled to vote thereon in accordance with the Company’s Articles of Incorporation and Bylaws.

     14. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

     The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their best efforts to apply such method fairly to the Company.

     15. THE BLUEROCK NAME. The Advisor and its Affiliates have a proprietary interest in the name “Bluerock.” The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the name “Bluerock” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name “Bluerock” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “Bluerock” or any other word or words that might, in the reasonable discretion of the

Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “Bluerock.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Bluerock” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company.

     16. TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date of the Prospectus pursuant to which the initial Offering is made, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties.

     17. TERMINATION BY THE PARTIES. This Agreement may be terminated upon 60 days written notice without Cause and without penalty by the Independent Directors of the Company or the Advisor. The provisions of Sections 18 through 31 of this Agreement survive termination of this Agreement.

     18. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

      19. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

     (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

      (b) The Advisor shall promptly upon termination:

         (i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

         (ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

         (iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

         (iv) cooperate with the Company and the Operating Partnership to provide an orderly management transition.

     20. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective directors (the “Indemnitees,” and each an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all of the following conditions are met:

     (a) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

     (b) the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

     (c) such liability or loss was not the result of negligence or misconduct by the Indemnitee; and

     (d) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

     Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

     (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

      (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

     (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

     In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

     (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

     (b) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

     (c) the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

     21. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

     22. NON-SOLICITATION. During the period commencing on the Effective Date and ending one year following the Termination Date, the Company shall not, without the Advisor’s prior written consent, directly or indirectly (a) solicit or encourage any person to leave the employment or other service of the Advisor or its Affiliates; or (b) hire any person within the one year period following the termination of such person’s employment with the Advisor or its Affiliates. During the period commencing on the date hereof through and ending one year following the Termination Date, the Company will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or its Affiliates with, or endeavor to entice away from the Advisor or its Affiliates, any person who during the term of the Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or its Affiliates.

     23. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by facsimile transmission, by courier or overnight carrier or by registered or certified mail to the addresses set forth herein:

To the Directors and to the Company:	Bluerock Enhanced Multifamily Trust, Inc. 680 Fifth Avenue, 16th Floor New York, New York 10019 Telephone: (212) 843-1601 Facsimile: (646) 278-4220 Attention: R. Ramin Kamfar, Chief Executive Officer

To the Operating Partnership:

Bluerock Enhanced Multifamily Holdings, L.P.
c/o Bluerock Enhanced Multifamily Trust, Inc.
680 Fifth Avenue, 16th Floor
New York, New York 10019
Telephone: (212) 843-1601
Facsimile: (646) 278-4220
Attention: R. Ramin Kamfar,
     Chief Executive Officer

To the Advisor:	Bluerock Enhanced Multifamily Advisor, LLC 680 Fifth Avenue, 16th Floor New York, New York 10019 Telephone: (212) 843-1601 Facsimile: (646) 278-4220 Attention: R. Ramin Kamfar, Chief Executive Officer

      Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22.

     24. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

     25. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     26. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.

     27. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     28. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     29. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     30. TITLES NOT TO AFFECT INTERPRETATION. The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

     31. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first written above.

Bluerock Enhanced Multifamily Trust, Inc.

By:
Name:	R. Ramin Kamfar
Title:	Chief Executive Officer

Bluerock Enhanced Multifamily Holdings, L.P.

By:	Bluerock Enhanced Multifamily Trust, Inc. its
General Partner

By:
Name:	R. Ramin Kamfar
Title:	Chief Executive Officer

Bluerock Enhanced Multifamily Advisor, LLC

By:	Bluerock Real Estate, L.L.C.

By:
Name:
Title: